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                             CDC NVEST FUNDS TRUST I
                            CDC NVEST FUNDS TRUST II
                            CDC NVEST FUNDS TRUST III
                         CDC NVEST CASH MANAGEMENT TRUST
                     CDC NVEST TAX EXEMPT MONEY MARKET TRUST
                           CDC NVEST COMPANIES TRUST I
                           AEW REAL ESTATE INCOME FUND
                              LOOMIS SAYLES FUNDS I
                             LOOMIS SAYLES FUNDS II

                               Dated August, 2003

          CODE OF ETHICS PURSUANT TO SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002 FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

I.   Covered Persons/Purpose of the Code

     This Code of Ethics (this "Code") pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 has been adopted by the registered investment companies (each a "Fund" and, collectively, the "Funds") listed on Exhibit A and applies to each Fund's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer (the "Covered Persons," all covered persons are set forth in Exhibit B) for the purpose of promoting:

     . Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     . Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the registrant

     .    Compliance with applicable governmental laws, rules and regulations;

     . The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code of violations of the Code; and

     .    Accountability for adherence to the Code.

     Each Covered Person should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest.

II. Covered Persons Should Handle Ethically Actual and Apparent Conflicts of Interest

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     Overview. A "conflict of interest" occurs when a Covered Person's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Person's, or a member of the Covered Person's family or household, receives improper personal benefits as a result of the Covered Person's position with the Fund.

     Certain conflicts of interest arise out of the relationships between Covered Persons and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (including the regulations thereunder, the "1940 Act") and the Investment Advisers Act of 1940 (including the regulations thereunder, the "Investment Advisers Act"). For example, Covered Persons may not engage in certain transactions with the Fund because of their status as "affiliated persons" of the Fund. The Funds and their investment advisers; subadvisers; distributors and administrators (each a "Service Provider" and, collectively, the "Service Providers") compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code. See also Section V of this code.

     Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Funds and their Service Providers of which the Covered Persons are also officers or employees. As a result, this Code recognizes that the Covered Persons will, in the normal course of their duties (whether for the Funds or for a Service Provider, or for each), be involved in establishing policies and implementing decisions that will have different effects on the Service Providers and the Funds. The participation of the Covered Persons in such activities is inherent in the contractual relationships between the Funds and their Service Providers and is consistent with the performance by the Covered Persons of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the 1940 Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Trustees ("Boards") that the Covered Persons may also be officers or employees of one or more other investment companies covered by this or other codes and that such service, by itself, does not give rise to a conflict of interest.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not the subject of provisions of the 1940 Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Persons should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Person should not be placed improperly before the interest of a Fund.

     Each Covered Person must not:

     . use his/her personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Person would benefit personally to the detriment of the Fund;

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     .    cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Person rather than the benefit the Fund; or

     . retaliate against any other Covered Person or any employee of the Funds or their Service Providers for reports of potential violations that are made in good faith.

     There are some conflict of interest situations that should always be approved by the Chief Legal Officer ("CLO") of the Fund (or, with respect to activities of the CLO if he/she is a Covered Person, by the President ). These conflict of interest situations are listed below:

     . service on the board of directors or governing board of a publicly traded entity;

     . acceptance of any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with the Fund. This restriction shall not apply to (i) gifts from a single giver so long as their aggregate annual value does not exceed the equivalent of $100 or (ii) attending business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable;

     . any ownership interest in, or any consulting relationship with, any entities doing business with a Fund, other than a Service Provider or an affiliate of a Service Provider. This restriction shall not apply to or otherwise limit the ownership of publicly traded securities so long as the Covered Person's ownership does not exceed more than 2% of the outstanding securities of the relevant class; and

     . a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Person's employment with a Service Provider or its affiliate. This restriction shall not apply to or otherwise limit (i) the ownership of publicly traded securities so long as the Covered Person's ownership does not exceed more than 2% of the particular class of security outstanding or (ii) the receipt by the Service Provider of research or other benefits in exchange for "soft dollars".

III. Disclosure and Compliance

     . Each Covered Person should familiarize himself with the disclosure requirements generally applicable to a Fund;

     . Each Covered Person should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the

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          Fund, including to the Fund's Board and auditors, and to governmental regulators and self-regulatory organizations;

      . Each Covered Person should, to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

      . It is the responsibility of each Covered Person to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   Reporting and Accountability

      Each Covered Person must:

      . upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Person), affirm in writing to the Funds that he/she has received, read, and understands the Code;

      . annually thereafter affirm to the Funds that he/she has complied with the requirements of the Code; and

      . notify the CLO of the Funds promptly if he/she knows of any violation of this Code (with respect to violations by the CLO if he/she is a Covered Person, the Covered Person shall report to the President). Failure to do so is itself a violation of this Code.

      The CLO of a Fund is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers other than those this Code states can be granted by the CLO, sought by the CLO or Covered Person will be considered by the relevant Fund's Audit Committee (the "Committee").

      The Funds will follow these procedures in investigating and enforcing this
Code:

      . the CLO will take all appropriate action to investigate any potential violations reported, which may include the use of internal or external counsel, accountants or other personnel;

      . if, after such investigation, the CLO believes that no violation has occurred, the CLO is not required to take any further action;

      . any matter that the CLO believes is a violation will be reported to the Committee;

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      .   if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Person;

      . the Committee will be authorized to grant waivers, as it deems appropriate; and

      . any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    Other Policies and Procedures

      This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds or the Funds' Service Providers govern or purport to govern the behavior or activities of the Covered Persons who are subject to this Code, they are superseded by this Code to the extent that they conflict with the provisions of this Code. The Funds and their Service Providers' codes of ethics under Rule 17j-1 under the 1940 Act and the Service Providers' more detailed compliance policies and procedures are separate requirements applying to the Covered Persons and others, and are not part of this Code.

VI.   Amendments

      Any amendments to this Code with respect to a Fund, other than administrative amendments to Exhibits A and B, must be approved or ratified by a majority vote of the Fund's Board, including a majority of independent trustees.

VII.  Confidentiality

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone except as permitted by the Board.

VIII. Internal Use

      The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

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Exhibit A

Registered Investment Companies

CDC Nvest Funds Trust I
CDC Nvest Funds Trust II
CDC Nvest Funds Trust III
CDC Nvest Cash Management Trust
CDC Nvest Tax Exempt Money Market Trust
CDC Nvest Companies Trust I
AEW Real Estate Income Fund
Loomis Sayles Funds I
Loomis Sayles Funds II

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Exhibit B

Persons Covered by this Code of Ethics

-------------------------------------------------------------------------------------------------------------
       Trust             Principal Executive              Principal Financial          Principal
                              Officer                          Officer              Accounting Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Funds Trust I           Trustee, President and          Palmerino, Treasurer      Palmerino, Treasurer
                        Chief Executive
                        Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Funds Trust II          Trustee, President              Palmerino, Treasurer      Palmerino, Treasurer
                        and Chief Executive
                        Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Funds Trust III         Trustee, President and          Palmerino, Treasurer      Palmerino, Treasurer
                        Chief Executive
                        Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Companies Trust I       Trustee, President and          Palmerino, Treasurer      Palmerino, Treasurer
                        Chief Executive
                        Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Cash Management Trust   Trustee, President and          Palmerino, Treasurer      Palmerino, Treasurer
                        Chief Executive Officer
-------------------------------------------------------------------------------------------------------------
CDC Nvest               John. T. Hailer,                Nicholas H.               Nicholas H.
Tax Exempt              Trustee, President and          Palmerino, Treasurer      Palmerino, Treasurer
Money Market Trust      Chief Executive Officer
-------------------------------------------------------------------------------------------------------------
AEW Real                John. T. Hailer, Trustee,       Nicholas H.               Nicholas H.
Estate Income Fund      President and Chief             Palmerino, Treasurer      Palmerino, Treasurer
                        Executive Officer
-------------------------------------------------------------------------------------------------------------
Loomis Sayles           Robert J. Blanding,             Nicholas H.               Nicholas H.
Funds I and Loomis      Trustee, Chief Executive        Palmerino, Treasurer      Palmerino, Treasurer
Sayles Funds II         Officer
-------------------------------------------------------------------------------------------------------------

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